EMPLOYMENT AGREEMENT


            This Agreement is entered into effective as of this 1st day of January, 1999, by and between Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Corporation") and Michael J. Archer ("Employee").


                                    RECITALS

            WHEREAS, the Employee is currently serving as a Chief Operating Officer - Sullivan's/Del Frisco's of the Corporation and various subsidiaries of the Corporation; and

            WHEREAS, Employee is a principal officer of the Corporation and an integral part of its management;

            WHEREAS, the Corporation desires to continue the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

            WHEREAS, the parties hereto desire to enter into this Agreement setting forth the terms and conditions of the continued employment relationship of the Corporation and Employee.

            NOW THEREFORE, it is agreed as follows:


                                    ARTICLE I

            Employment Agreement. The Employment Agreement dated February 1 1998, executed by the Corporation and the Employee is hereby terminated and shall be superseded by this Agreement.


                                   ARTICLE II

            2.1 Term of Employment. The Corporation shall initially employ Employee for a period of three years from the date hereof (the "Initial Term").

            2.2 Principal Place of Employment. The Corporation acknowledges that the Employee's principal residence is currently located in Dallas, Texas. The Corporation acknowledges and agrees that the Employee shall


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be employed by the  Corporation  at an office to be  established  by Employee on behalf of the Corporation in Dallas, Texas (the "Dallas Office").

            Employee may hire a secretary or secretarial services, upon such salary terms and other terms and conditions which are acceptable to the Corporation, which such acceptance will not be unreasonably withheld.

            The Corporation shall be responsible to pay or immediately reimburse Employee for any and all costs and expenses incurred in establishing and operating the Dallas Office, including without limitation, any and all costs and expenses arising out of any of the activities and items contemplated hereby.

            2.3 Extension of Initial Term. Upon each annual anniversary date of this Agreement, this Agreement shall be extended automatically for successive terms of one year each, unless either the Corporation or the Employee gives contrary written notice to the other not later than 90 days prior to the annual anniversary date thereof.


                                   ARTICLE III
                             Duties of the Employee


            General Duties. General Duties. Employee shall serve as Chief Operating Officer - Del Frisco's/Sullivan's of the Corporation. In close coordination and cooperation with the Corporation, Employee shall continue to have the responsibility for the development of the Corporation's upscale steakhouse restaurant concept with an average meal check price in excess of $18.00 (the "Division"). Employee shall continue to be responsible for marketing and growth of the Division. Employee shall be responsible for the management and day-to-day operations of the Division. He shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Corporation consistent with such position subject to such policies and procedures as may be established by the Board.

            Employee shall: (i) devote his or her entire business time, attention, and energies to the business of the Corporation, and, (ii) faithfully and competently perform his duties hereunder; and, Employee shall not, during the term of this Agreement, engage in any other business activity except as permitted by Article 9.


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                                   ARTICLE IV
                                  Compensation

            4.1 Salary. For Employee's services to the Corporation as Chief Operating Officer - Sullivan's/Del Frisco's, Employee shall be paid a salary at the annual rate of $250,000.00, (herein referred to as "Salary") payable in twenty-four equal installments on the first and fifteenth day of each month. On the first day of each calendar year during the term of this Agreement with the Corporation, Employee shall be eligible for an increase in Salary based on recommendations made by the Compensation Committee of the Board.

            4.2 Bonus. Employee is eligible to participate in the stock option plan of the employer and all bonus compensation plans which may be offered from time to time.

            4.3 Bonus. Employee shall be eligible to receive a bonus (the "Bonus"), which Bonus will be equal to sixty percent (60%) of the Employee's then Salary, for any annual period hereunder. The Bonus shall be paid at the discretion of the Corporation. Employee and the Corporation agree to establish mutually and in good faith within sixty (60) days following the date of this Agreement, goals and objectives, in writing, for the Employee for each annual period of this Agreement, which such goals and objective shall be described in as measurable and objective standards and criteria as practicable. In the event that Employee does not fully achieve the goals and objectives upon which the Bonus is based in any annual period, Employee shall nonetheless be entitled to receive a proportionate amount of the full amount of the Bonus that would otherwise have been paid to Employee for such annual period if Employee had fully achieved the goals and objective. The determination of the proportionate amount of the Bonus to which Employee shall be entitled shall correspond to the level, percentage or degree of Employee's achievement of goals and objective, and shall not be an "all or nothing" test.

                                    ARTICLE V
                                Employee Benefits

            5.1 Use of Automobile. The Corporation shall provide, at the option of Employee, with either the use of an automobile for business and personal use or a car allowance of to be specified by the Corporation which complies with I.R.S. Guidelines. The Corporation shall pay all expenses of operating, maintaining and repairing the automobile and shall procure and maintain automobile liability insurance in respect thereof, with such coverage insuring each Employee for bodily injury and property damage.
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
            5.2 Medical, Life and Disability Insurance Benefits. The Corporation shall provide employee with the medical, life and disability insurance benefits in accordance with the established benefit policies of the Corporation. In addition, the Corporation shall pay or reimburse Employee for payment of those certain (i) life insurance and (ii) long term disability insurance policies of Employee in effect as of the date hereof, which such payments in the aggregate equal approximately $4,700 annually.

            5.3 Business Expenses. Employee shall be authorized to incur reasonable expenses for promoting the business of the Corporation including expenses for entertainment, travel, and similar items. The Corporation shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

            5.4 Vacations. Employee shall be entitled to an annual paid vacation commensurate with the Corporation's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

            5.5 Disability. Upon disability (as defined herein) of the Employee, the Employee shall be entitled to receive an amount equal to 50% of his salary (in addition to any disability insurance benefits received pursuant to Section
5.2 herein), such amount being paid semi-monthly in twelve equal installments.


                                   ARTICLE VI
                                   Termination

            6.1 Death. Employee's employment hereunder shall be terminated upon the Employee's death.

            6.2 Disability. The Corporation may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than 180 days. Disability shall be defined as the inability of Employee to render the services required of him under this Agreement as a result of physical or mental incapacity.

            6.3         Cause.

            (a) The Corporation may terminate Employee's employment hereunder for Cause. For the purpose of this Agreement, "Cause" shall

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

mean the (i) willful and intentional failure by Employee to substantially perform his duties hereunder, other than any failure resulting from Employee's incapacity due to physical or mental incapacity, or (ii) commission by Employee, in connection with his employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of the Employee's responsibilities and which exposes the Corporation to a significant level of undue liability. For purposes of this paragraph, no act or failure to act on Employee's part shall be considered to have met either of the preceding tests unless done or omitted to be done by Employee not in good faith without a reasonable belief that his action or omission was in the best interest of the Corporation.

            (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the majority vote of the Board of Directors.

            6.4 Compensation Upon Termination for Cause or Upon Resignation by Employee. Except as otherwise set forth in Section 5.6 hereof, if Employee's employment shall be terminated for Cause or if Employee shall resign his position with the Corporation, the Corporation shall pay Employee's compensation only through the last day of Employee's employment by the Corporation. The
Corporation shall then have no further obligation to Employee under this Agreement.

            6.5         Involuntary Termination.  If:

                        (i) the Employee is terminated by Corporation at any time prior to the termination of this Agreement for reasons other than Cause (as defined herein), (ii) if Corporation gives notice to the Employee, in accordance with Section 1.2 herein, that this Agreement will not be renewed;

            Employee shall be paid, over the ensuing six (6) month period, a sum equal to the cash compensation paid to him excluding all bonuses of any kind by Corporation for the six (6) month period immediately preceding such termination or non-renewal. Such six (6) month period, as the case may be, shall begin: (i) on the date of termination in the case of termination of Employee's employment; and
            (ii) on the date notice of non-renewal is given in the case of termination of this Agreement not accompanied by simultaneous termination of Employee's employment with the Corporation.

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
                                   ARTICLE VII
                  No Obligation to Mitigate Damages; No Effect
                           on Other Contractual Rights

            7.1 No Mitigation. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer after Employee's termination or resignation.

            7.2 Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amount otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of passage of time under any employee benefit plan or other contract, plan or arrangement of which Employee is a beneficiary or in which he participates.


                                  ARTICLE VIII
                          Successors to the Corporation

            Employee's Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.


                                   ARTICLE IX
                            Restrictions on Employee

            9.1 Non-Disclosure; Non-Solicitation. Except in the performance of his duties hereunder, at no time during the Term of Employment , and for eighteen (18) months after the termination hereof, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Corporation, including, without


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

limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of the Corporation. Except in the performance of his duties hereunder, at no time during the term or six (6) months thereafter, shall Employee for himself or on behalf of any other person or entity contact any employee of the Corporation for the purpose of hiring, diverting or otherwise soliciting the employee.

            9.2 Non-Competition.  During the Term of Employment and for eighteen
(18) months thereafter, regardless of any termination pursuant to Article VI or any voluntary termination or resignation by Employee, Employee shall not, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, be employed by, engage in, own, or hold any ownership interest in any person or entity engaged in a restaurant business the same as or similar to any restaurant business of the Corporation without the Corporation's written consent.


                                    ARTICLE X
                                  Miscellaneous

            10.1 Indemnification. To the full extent permitted by law, the Board shall authorize the payment of expenses incurred by or shall satisfy judgments or fines rendered or levied against Employee in any action brought by a third-party against Employee (whether or not the Corporation is joined as a party defendant) to impose any liability or penalty on Employee for any act alleged to have been committed by Employee while employed by the Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized hereunder shall include amounts paid and expenses incurred in settling any such action or threatened action.

            10.2 Notices. All notices, requests, demands and other communications hereunder, including notice of termination by the Employee under
Article 11.1 of this Agreement must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party.

            10.3 Arbitration. The parties agree that any disputes, claims or controversy of any kind arising out of this agreement or out of the employment relationship between Employee and the Corporation shall be submitted to arbitration. Employee simultaneously with execution of this

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
agreement   agrees  to  execute  the  Receipt   acknowledging   receipt  of  the
Corporation's Mandatory Arbitration Policy.

            10.4 Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

            10.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto.

            10.6 Validity. This Agreement, having been executed and delivered in the State of Kansas, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

            10.7 Section Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.8 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

            10.9 Legal Fees.  Except in the event of termination for Cause,  and only in the event a change of control of the Corporation has occurred, the Corporation shall pay all legal fees and expenses which Employee may incur as a result of the Corporation's contesting the validity, enforceability or Employee's interpretation of, or determination under, this Agreement.

            10.10 Exclusivity. Specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in any other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board from time to time.

            10.11 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                                   ARTICLE XI

            11.1 Change of Control. The Employee shall have the right to terminate his employment hereunder, upon 10 days notice to the Corporation within six months of Change of Control. For the purposes of this Agreement, a "Change of Control" means (i) the direct or indirect, sale,


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lease,  exchange or other transfer of all or substantially  all (50% or more) of the assets of the  Corporation  to any Person or Group of Persons  other than an
Affiliate  or  an  entity   controlled  by  an   Affiliate,   (ii)  the  merger,
consolidation or other business combination of the Corporation with or into another corporation with the effect that the shareholders of the Corporation immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of the Corporation over any period of two years or less, from the directors who constituted the Board of the Corporation at the beginning of such period, and such replacement(s) shall not have been approved by the Board of the Corporation as constituted at the beginning of such period, (iv) a Person or Group of Persons other than an Affiliate or an entity controlled by an Affiliate, shall, as a result of a tender or exchange offer, open market
purchases,   privately  negotiated  purchases  or  otherwise,  have  become  the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. A transaction constituting a Change of Control shall be deemed to
have  occurred  upon  the  closing  of  the  transaction.   Notwithstanding  the
foregoing, a transaction shall not constitute a Change of Control under this Agreement if the transaction is approved by (i) at least a majority of the Board of the Corporation as constituted immediately prior to the transaction and (ii) Jamie B. Coulter, the Chairman of the Board of the Corporation.

            For the purposes of this Agreement, an "Affiliate" of the Corporation shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Corporation, including but not limited to the executive officer and directors of the Corporation.

            11.2 Termination of Non-Compete and Non-Solicitation. In the event the Employee elects to terminate this Agreement in connection with a Change of Control under the terms of Article 11.1, the provisions of Article 9.2 Non-Solicitation and 9.3 Non-Competition shall be deemed to have expired and be of no further force or effect as of the date of termination of the Employee.

            IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers thereunto duly

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authorized; and the Employee has executed this Agreement, as of the day and year first above written.



"CORPORATION"                           LONE STAR STEAKHOUSE &
        Attest                            SALOON, INC.


                                        By
---------------------------               -------------------------------------
Gerald T. Aaron, Secretary                Jamie B. Coulter, Chairman and
                                            Chief  Executive Officer


Witness                                 "EMPLOYEE"


---------------------------             ---------------------------------------
                                        Michael J. Archer




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